      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2002

                                                       REGISTRATION NO.333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                       INFORMATION ARCHITECTS CORPORATION
             (Exact name of registrant as specified in its charter)


        NORTH CAROLINA                                        87-0399301
 (State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                                4064 COLONY ROAD
                         CHARLOTTE, NORTH CAROLINA 28211
                                 (704) 365-2324
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

      INFORMATION ARCHITECTS CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                   ----------

                 ROBERT F. GRUDER                  COPIES OF COMMUNICATIONS TO:
              CHIEF EXECUTIVE OFFICER
        PRESIDENT AND CHAIRMAN OF THE BOARD           MICHAEL R. DOREY, ESQ.
        INFORMATION ARCHITECTS CORPORATION            SAYLES, LIDJI & WERBNER
                 4064 COLONY ROAD                   A PROFESSIONAL CORPORATION
          CHARLOTTE, NORTH CAROLINA 28211             4400 RENAISSANCE TOWER
                  (704) 365-2324                          1201 ELM STREET
                                                        DALLAS, TEXAS 75270
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE        (214) 939-8700
NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
   SECURITIES TO BE            AMOUNT TO           OFFERING PRICE            AGGREGATE              AMOUNT OF
      REGISTERED             BE REGISTERED           PER UNIT(1)         OFFERING PRICE(1)      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------

COMMON STOCK, $0.001
PAR VALUE PER SHARE            160,000(1)                $0.78               $124,800(2)              $12(2)
================================================================================================================

----------

(1) 160,000 additional shares of common stock, par value $0.001, of Information Architects Corporation, are being registered for issuance pursuant to Information Architects Corporation's 1997 Employee Stock Purchase Plan (the "Plan"). These shares reflect an increase of 160,000 shares authorized under the Plan. This Registration Statement also relates to an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as the result of a stock dividend or similar adjustment of the outstanding common stock.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, and is based upon the average of the high and low prices per share of common stock on the Nasdaq National Market System on May 22, 2002.

                                EXPLANATORY NOTE

         Information Architects Corporation (the "Company"), in accordance with Rule 413 of Regulation C of the Securities Act of 1933, hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register additional securities of the same class as registered under the Company's Registration Statement on Form S-8 (File No. 333-56919) filed with the Securities and Exchange Commission on June 16, 1998 (the "Previous Registration Statement"), for the purpose of registering an additional 160,000 shares of the Company's common stock issuable pursuant to the Company's 1997 Employee Stock Purchase Plan, as amended (the "Plan"). Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference herein the contents of the Previous Registration Statement, including any information incorporated by reference in the Previous Registration Statement, to the extent that it presents information not otherwise presented herein.

         Originally, a maximum of 200,000 shares of the Company's common stock were authorized for issuance under the Plan. However, the Company recently effected a reverse stock split of its common stock at a ratio of one-for-five (the "Reverse Stock Split"). As a result of the Reverse Stock Split, the maximum number of shares of the Company's common stock authorized for issuance under the Plan was reduced to 40,000 shares. On January 25, 2002 the Company's shareholders voted to amend the Plan and authorized the increase in the aggregate number of shares to be issued under the Plan. This Registration Statement covers the increase of 160,000 shares of common stock issuable under the Plan, bringing the total number of authorized shares to 200,000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been previously filed by the Company with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement:

                  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2001;

                  (b) all reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2001; and

                  (c) the description of the Company's common stock set forth in the Company's Registration Statement on Form 10, dated March 31, 1997 (Commission File Number 0-22325) including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits of this Registration Statement, which Index is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, in the state of North Carolina, on May 31, 2002.

                                    INFORMATION ARCHITECTS CORPORATION

                                    By: /s/ Robert F. Gruder
                                        ----------------------------------------
                                        Robert F. Gruder,
                                        Chief Executive Officer,
                                        President and Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Information Architects Corporation, hereby severally constitute and appoint Robert F. Gruder our true and lawful attorney with full power to him to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and on our behalf in the capacities indicated below to enable Information Architects Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all other requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures, as they may be signed by Robert
F. Gruder, to said Registration Statement and any and all amendments thereto.

               SIGNATURE                                     TITLE                                DATE
               ---------                                     -----                                ----

/s/ Robert F. Gruder                            Chief Executive Officer, President             May 31, 2002
------------------------------------            and Chairman of the Board
Robert F. Gruder                                (Principal Executive Officer)

/s/ J. Wayne Thomas                             Chief Financial Officer                        May 31, 2002
------------------------------------            (Principal Financial and Accounting
J. Wayne Thomas                                 Officer)

/s/ Thomas J. Dudchik                           Senior Executive Vice President and            May 31, 2002
------------------------------------            Director
Thomas J. Dudchik

/s/ Larry R. Green                              Director                                       May 31, 2002
------------------------------------
Larry R. Green

/s/ Wells Van Pelt                              Director                                       May 31, 2002
------------------------------------
Wells Van Pelt

/s/ Marc S. Ganis                               Director                                       May 31, 2002
------------------------------------
Marc S. Ganis

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   4.1*                  Addendum to Information Architects Corporation f/k/a
                         Alydaar Software Corporation 1997 Employee Stock
                         Purchase Plan, dated February 1, 2002.

   5.2*                  Opinion of Sayles, Lidji & Werbner, A Professional
                         Corporation.

   23.3* Consent of Holtz Rubenstein & Co., LLP, independent certified public accountants.

   23.4*                 Consent of Sayles, Lidji & Werbner, A Professional
                         Corporation (included in Exhibit 5.2).

   24.1*                 Power of Attorney (Contained on page II-3)

* FILED HEREWITH.